Exhibit 10.1

FinTrade Sherpa, INC

1 East Liberty Street

Suite 600

Reno, NV 89501

April 8, 2026

Dear Ms. Humphries;

Pursuant to your Letter of Termination of Financial Support dated April 1, 2026.

First, let me mention FinTrade Sherpa, INC’s (FinTrade, Company, Borrower) appreciation of your financial support when no other supporting funding was available. Unfortunately, communication with the other major parties affiliated with the Alpha-Optimus project has not yielded additional funding at the moment.

We do recognize the Company’s indebtedness to you of $74,811.50 plus certain “clean-up” expenses needed to be expended to maintain your company’s good standing within its community of purveyors.

For time being may I propose the following as an Interim Promissory Note:

Whereas, The Company is the “Borrower” and Lode Star Gold, INC is the “Lender”.

1.	PRINCIPAL AMOUNT -The principal amount borrowed shall be $74,811.50 plus other remaining amounts yet to be added.

2.	INTEREST RATE - Retroactive to April 1, 2026, FinTrade will pay a daily compounding interest rate of 0.0411% or 15.0015% per annum. The Company also agrees that all payments applied to the debt shall be applied to the total interest accrued first before being applied to the principal balance.

3.	REPAYMENT TERMS - FinTrade agrees to repay the full amount of all monies owed later that May 31, 2028.

The Company further agrees to making monthly payments of not less than US$8,000.00 commencing on June 1, 2026 and continuing on the same day of each subsequent month until the Note is paid in full.

4.	METHOD OF PAYMENT – Payments shall be by bank transfer.

5.	PREPAYMENT – The Company may prepay the Loan, in whole or in part, at any time without penalty. Any prepayment shall first be applied to accrued interest, then to principal.

6.	LATE PAYMENT - The Company also understands that time is of the essence and will use its best efforts to pay off this indebtedness. If any payment is more than 5 days late, the Borrower agrees to pay a late fee of 2% of the overdue amount.

Grace Period to Cure: Any payment that remains unpaid more than 45 days after its due date shall be considered in DEFAULT at which Items 7 and 9b become effective.

7.	DEFAULT – The Company shall be considered in default if:
a)	The Borrower fails to make any required payment of principal or interest
b)	The Borrower becomes insolvent or files for bankruptcy
c)	The Borrower breaches any term of this Agreement

Upon default, the full remaining balance of principal and interest shall become immediately due at the Lender’s discretion.

8.	In the event that the Company has failed to pay all its aforementioned debt, Lode Star Gold, may convert, at a time of its own choosing, a “Shares for Debt” at a price per share of no greater than the allowable discount to the then market price of the shares.

9.	COLLATERAL - As collateral the Company hereby pledges the intellectual property as defined in the Asset Purchase Agreement between FinTrade Sherpa, INC and Tarka L'Herpiniere dated February 12, 2025.

The Company represents and warrants that:

•	They are the sole and lawful owner of the Intellectual Property listed above.
•	The Intellectual Property is free of all liens, claims, licenses, encumbrances, or security interests unless otherwise disclosed in writing to the Lender.
•	They have full authority to grant a security interest in the Intellectual Property.

The Borrower agrees not to transfer, license, assign, encumber, or otherwise dispose of the Intellectual Property without the Lender’s prior written consent.

a)	UCC-1 Filing

To perfect the Lender’s security interest in the Collateral, the Company recognizes the UCC-1 Financing Statement the Lender made with the State of Texas filed on April 1, 2026. The Company agrees to execute any additional documents reasonably required to maintain or continue the perfection of the Lender’s security interest.

The Company further agrees that the Lender filed the aforementioned UCC-1 Financing Statement without the need for the Company’s signature, to the extent permitted by law, and may describe the Collateral in such filing in a manner sufficient to perfect the security interest, including using generic descriptions such as “all assets” or “all general intangibles,” if applicable.

b)	Rights Upon Default

In the event of default, the Lender may take possession of, license, assign, sell, or otherwise dispose of the Collateral in accordance with applicable law. Proceeds shall be applied first to enforcement and sale costs, then to accrued interest, and finally to principal. Any surplus shall be returned to the Borrower; any deficiency shall remain the Borrower’s obligation.

10.	GOVERNING LAW - This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

11.	AMENDMENTS - Any modification to this Agreement must be in writing and signed by both Parties.

Ms. Humphries, if you are agreeable to the above Terms and Conditions of this Promissory Note dated April 8, 2026, please affix your signature below.

Borrower: FinTrade Sherpa, INC		Lender: Lode Star Gold, INC

Signature:	/s/ Mark Walmesley	Signature:	/s/ Lonnie Humphries
Mark Walmesley		Lonnie Humphries
Title: President, CEO		Title: President,

Date:	4/8/2026	Date:	4/8/2026